Exhibit 99.1

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni, Ratula Roy
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS SECOND QUARTER DILUTED

EPS OF $0.09 INCLUSIVE OF $0.01 PER DILUTED SHARE CHARGE

FOR LOSS ON DEBT EXTINGUISHMENT

- Second Quarter Consolidated Net Revenue Rises 8.2%

and Same-station Revenue Increases 1.0% -

NAPLES, Florida, August 2, 2007 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the for the three- and six-month periods ended June 30, 2007 as summarized below:

Summary of Second Quarter and Year-to-date Results

In millions, except per share data	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Net revenue	$34.8	$32.2	8.2%	$65.6	$59.3	10.7%
Operating income	7.0	7.2	(1.5)%	12.2	11.6	4.8%
Station operating income (SOI-non-GAAP)	10.4	10.0	4.1%	18.9	17.3	9.5%
Net income*	2.1	3.2	(32.4)%	3.3	4.8	(32.1)%
Net income per diluted share*	$0.09	$0.13	(30.8)%	$0.14	$0.20	(30.0)%
Diluted shares outstanding	23.4	24.1	(2.8)%	23.5	24.3	(3.2)%

*	In the three and six months ended June 30, 2007, Beasley Broadcast Group recorded a loss on extinguishment of long-term debt of $0.4 million, or $0.01 per diluted share on an after tax basis, related to a credit agreement amendment during the second quarter of 2007.

The $2.6 million increase in net revenue during the second quarter ended June 30, 2007 compared with the second quarter of 2006 reflects revenue generated from KDWN-AM (Las Vegas) and WJBR-FM (Wilmington) which were acquired by the Company subsequent to the second quarter of 2006, as well as improved performance at six of the Company’s eleven market clusters.

The $0.2 million decrease in operating income in the 2007 second quarter primarily reflects increases in cost of services and selling, general and administrative expenses at eight of the Company’s eleven market clusters related to programming and promotional activity and additional expenses from KDWN-AM and WJBR-FM; higher corporate general and administrative expenses related to the Company’s development of interactive support services for its radio stations and additional stock-based compensation expense; and, higher depreciation and amortization expense primarily related to the acquisitions of KDWN-AM and WJBR-FM.

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Beasley Broadcast Group, 8/2/07	page 2

Second quarter 2007 station operating income (SOI), a non-GAAP financial measure, rose $0.4 million from the 2006 second quarter and reflects the higher revenue during the period. The decline in 2007 second quarter net income and net income per diluted share primarily reflects the higher expenses including a $1.5 million rise in interest expense related to the expiration of interest rate swap agreements, additional borrowings to partially fund the KDWN-AM and WJBR-FM acquisitions and increased interest rates. In addition, in the three months ended June 30, 2007, Beasley Broadcast Group recorded a loss on extinguishment of long-term debt of $0.4 million, or $0.01 per diluted share on an after tax basis, related to a credit agreement amendment during the second quarter of 2007.

On a same-station basis, 2007 second quarter consolidated net revenue was $32.5 million, or 1.0% higher than the $32.2 million in the second quarter of 2006, while SOI was $9.7 million, or 2.3% lower than the same period of 2006.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same Station SOI,” and “Reconciliation of Same Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI and related same-station calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Beasley Broadcast Group’s second quarter revenue exceeded the guidance provided at the time we reported our first quarter results primarily reflecting better-than-expected performance in our mid-size markets.

“In addition, 2007 second quarter results benefited from growing contributions from our interactive initiatives. Second quarter interactive revenues surpassed the $1.0 million mark, accounted for 3.1% of the Company’s total revenue and rose approximately 126% over levels achieved in the same period last year. With these results, we believe we are on track to achieve our goal of deriving 5% of our net revenue from this new source during the next twelve months. We are excited that local and national advertisers have embraced the innovative opportunities Beasley is offering and remain confident that our interactive initiatives are gaining momentum in meeting the demands of our advertisers.

“With programming and on-air changes in place in various clusters, we remain focused on our long-term goal of out-performing the markets in which we operate, building our portfolio through select strategic acquisitions and supporting shareholder value. We continued to remain active with our share repurchase program in the second quarter of 2007 as we repurchased approximately 123,000 shares of our common stock for a total of $1.1MM representing an average price of $8.77 per share. Since the inception of our repurchase program in 2004, we have repurchased about 1,206,000 Beasley Broadcast shares for a total of $11.0 million, while also allocating capital to station improvements and HD Radio™ conversions, two strategic station acquisitions and the initiation and payment of quarterly dividends.

“We believe the KDWN and WJBR acquisitions, our initiatives company-wide to drive revenue growth through programming and personnel changes, our Beasley interactive initiatives and HD radio conversions are all far along in terms of their potential to contribute to improving results. Format, ratings, management and sales team reviews continue on an ongoing basis and we’ll react swiftly to market and national changes. By adhering to this strategy, we can drive additional station and market turnarounds and exceed industry growth rates.”

Third Quarter 2007 Guidance

For the three-month period ending September 30, 2007, the Company anticipates reporting a net revenue increase of 6% compared to the same period last year. On a same-station basis (excluding revenue derived from KDWN-AM and KBET-AM in Las Vegas, WJBR-FM in Wilmington and the new program rights contract for the Miami Dolphins) the Company anticipates reporting a net revenue decrease of 3% for the three-month period ending September 30, 2007 compared to the same period last year.

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Beasley Broadcast Group, 8/2/07	page 3

This guidance assumes no material changes in economic conditions or extraordinary events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information

The Company will host a conference call and simultaneous webcast today, August 2, 2007, at 11:00 a.m. EDT to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/582-2770; please call five minutes in advance to ensure that you are connected prior to the presentation.

Interested parties may also access the live call on the Internet at the Company’s Web site at www.bbgi.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and institutional investors. Following its completion, a replay of the call can be accessed for 5 days on the Internet from the Company’s Web site or for 24 hours via telephone at 973/341-3080 (reservation #8962871).

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 44 stations (27 FM and 17 AM) located in eleven large- and mid-size markets in the United States.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results compare stations operated by the Company throughout all periods presented in the following tables. They exclude the operating results from KDWN-AM in Las Vegas which was acquired during the third quarter of 2006, WJBR-FM in Wilmington which was operated by the Company under a local marketing agreement and included in operations from the beginning of the fourth quarter of 2006, and KBET-AM in Las Vegas which was acquired during the first quarter of 2007. Same-station results will also exclude the operating results from the new program rights contract to broadcast the Miami Dolphins games during the third and fourth quarter of 2007.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

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Beasley Broadcast Group, 8/2/07	page 4

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2006. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of August 02, 2007, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

- tables follow -

Beasley Broadcast Group, 8/2/07	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenue	$34,835,765	$32,205,500	$65,611,652	$59,284,819

Costs and expenses:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	12,430,305	11,441,545	22,926,674	20,669,931
Selling, general and administrative (including stock-based compensation) (1) (3)	12,043,998	10,813,225	23,771,985	21,350,265
LMA fees	—	—	159,084	—
Corporate general and administrative (including stock-based compensation) (4)	2,486,854	2,127,176	5,056,756	4,307,357
Depreciation and amortization	829,618	668,241	1,543,890	1,362,952

Total costs and expenses	27,790,775	25,050,187	53,458,389	47,690,505
Operating income	7,044,990	7,155,313	12,153,263	11,594,314
Interest expense	(3,527,305)	(1,984,830)	(6,904,483)	(3,768,927)
Loss on extinguishment of long-term debt (5)	(366,599)	—	(366,599)	—
Other non-operating expenses	(8,648)	(19,444)	(22,036)	(25,468)
Interest income	107,779	114,277	217,236	234,779
Other non-operating income	226,982	32,099	230,362	32,699

Income before income taxes	3,477,199	5,297,415	5,307,743	8,067,397
Income tax expense	1,334,877	2,127,655	2,048,789	3,267,071

Net income	2,142,322	3,169,760	3,258,954	4,800,326

Basic and diluted net income per share	0.09	0.13	0.14	0.20

Dividends declared per common share	0.06	0.06	0.13	0.13

Basic common shares outstanding	23,363,256	24,057,497	23,387,059	24,080,981

Basic common shares outstanding	23,441,227	24,104,701	23,465,628	24,253,255

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $2,843 and $929 for the three months ended June 30, 2007 and 2006, respectively and $3,145 and $3,841 for the six months ended June 30, 2007 and 2006, respectively.
(3)	Includes stock-based compensation of $59,700 and $30,953 for the three months ended June 30, 2007 and 2006, respectively and $156,547 and $92,926 for the six months ended June 30, 2007 and 2006, respectively.
(4)	Includes stock-based compensation of $560,330 and $422,351 for the three months ended June 30, 2007 and 2006, respectively and $1,129,564 and $826,803 for the six months ended June 30, 2007 and 2006, respectively.
(5)	We recorded a loss on extinguishment of long-term debt of $0.4 million, or $0.01 per diluted share on an after tax basis, related to a credit agreement amendment during the second quarter of 2007.

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Beasley Broadcast Group, 8/2/07	page 6

Selected Balance Sheet Data—Unaudited

(in thousands)

	June 30, 2007	December 31, 2006
Cash and cash equivalents	$6,850	$8,546
Working capital	25,297	20,341
Total assets	342,664	297,968
Long term debt, less current installments	195,375	150,625
Total stockholders’ equity	86,940	87,592

Selected Statement of Cash Flows Data—Unaudited

(in thousands)

	Six Months Ended June 30,
	2007	2006
Net cash provided by operating activities	$9,177	$8,201
Net cash used in investing activities	(46,087)	(2,181)
Net cash provided by (used in) financing activities	35,214	(9,249)
Net decrease in cash and cash equivalents	(1,696)	(3,229)

Calculation of SOI—Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenue	$34,835,765	$32,205,500	$65,611,652	$59,284,819
Station operating expenses	(24,474,303)	(22,254,770)	(46,698,659)	(42,020,196)

SOI	$10,361,462	$9,950,730	$18,912,993	$17,264,623

Reconciliation of SOI to Net Income—Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
SOI	$10,361,462	$9,950,730	$18,912,993	$17,264,623
LMA fees	—	—	(159,084)	—
Corporate general and administrative	(2,486,854)	(2,127,176)	(5,056,756)	(4,307,357)
Depreciation and amortization	(829,618)	(668,241)	(1,543,890)	(1,362,952)
Interest expense	(3,527,305)	(1,984,830)	(6,904,483)	(3,768,927)
Loss on extinguishment of long-term debt	(366,599)	—	(366,599)	—
Other non-operating expenses	(8,648)	(19,444)	(22,036)	(25,468)
Interest income	107,779	114,277	217,236	234,779
Other non-operating expenses	226,982	32,099	230,362	32,699
Income tax expense	(1,334,877)	(2,127,655)	(2,048,789)	(3,267,071)

Net income	$2,142,322	$3,169,760	$3,258,954	$4,800,326

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Beasley Broadcast Group, 8/2/07	page 7

Calculation of Same—Station SOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Reported net revenue	$34,835,765	$32,205,500	$65,611,652	$59,284,819
Acquired stations	(2,349,093)	—	(4,394,415)	—

Same-station net revenue	$32,486,672	$32,205,500	$61,217,237	$59,284,819

Reported station operating expenses	$24,474,303	$22,254,770	$46,698,659	$42,020,196
Acquired stations	(1,705,937)	—	(3,137,614)	—

Same-station station operating expenses	$22,768,366	$22,254,770	$43,561,045	$42,020,196

Same-station net revenue	$32,486,672	$32,205,500	$61,217,237	$59,284,819
Same-station station operating expenses	22,768,366	22,254,770	43,561,045	42,020,196

Same-station SOI	$9,718,306	$9,950,730	$17,656,192	$17,264,623

Reconciliation of Same-Station SOI to Net Income—Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Same-station SOI	$9,718,306	$9,950,730	$17,656,192	$17,264,623
Same-station net revenue adjustment	2,349,093	—	4,394,415	—
Same-station station operating expenses adjustment	(1,705,937)	—	(3,137,614)	—
LMA fees	—	—	(159,084)	—
Corporate general and administrative	(2,486,854)	(2,127,176)	(5,056,756)	(4,307,357)
Depreciation and amortization	(829,618)	(668,241)	(1,543,890)	(1,362,952)
Interest expense	(3,527,305)	(1,984,830)	(6,904,483)	(3,768,927)
Loss on extinguishment of long-term debt	(366,599)	—	(366,599)	—
Other non-operating expenses	(8,648)	(19,444)	(22,036)	(25,468)
Interest income	107,779	114,277	217,236	234,779
Other non-operating income	226,982	32,099	230,362	32,699
Income tax expense	(1,334,877)	(2,127,655)	(2,048,789)	(3,267,071)

Net income	$2,142,322	$3,169,760	$3,258,954	$4,800,326

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